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                                                                   EXHIBIT 11.1
                                                                   ------------


                           COPART, INC. AND SUBSIDIARIES

                        COMPUTATION OF NET INCOME PER SHARE



                                                  Years Ended July 31,
                                                  --------------------


                                            1996          1995         1994
                                            ----          ----         ----


Common shares issued and
 outstanding                             12,433,204     9,733,201     6,334,870


Common Stock Equivalents:
Warrants and Stock options                  782,432       881,000       969,981
                                       ------------   -----------   -----------

                                         13,215,636    10,614,201     7,304,851
                                       ------------   -----------   -----------
                                       ------------   -----------   -----------


Income before extraordinary item       $ 11,185,400   $ 6,894,300   $ 2,222,400


Extraordinary item                          --             --        (1,632,800)
                                       ------------   -----------   -----------


           Net income                  $ 11,185,400   $ 6,894,300   $   589,600
                                       ------------   -----------   -----------
                                       ------------   -----------   -----------

Per share:


Income before extraordinary item       $       0.85   $      0.65   $      0.30


Extraordinary item                          --             --             (0.22)
                                       ------------   -----------   -----------


Net income                             $       0.85   $      0.65   $      0.08
                                       ------------   -----------   -----------
                                       ------------   -----------   -----------




Net income per share is computed by using the weighted average number of common shares and equivalents assumed to be outstanding during the periods. Common stock options and warrants to purchase common stock were included in the calculation of net income per share.